Exhibit 23.1 Consent of Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement on Form S-1 of my report dated June 27, 2008, relating to the financial statements of Ultimate Products Corporation.

I also consent to the reference to this firm under the caption “Experts” in this registration Statement.

/S/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

June 27, 2008